Exhibit 99.1

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST
ANNOUNCES RESULTS OF OPERATIONS
FOR THE QUARTER AND SIX MONTHS ENDED MARCH 31, 2008

Great Neck, New York - May 8, 2008 - BRT REALTY TRUST (NYSE:BRT) today announced its results of operations for the quarter and six months ended March 31, 2008. BRT reported that for the three months ended March 31, 2008, it had total revenues of $5,303,000 and a net loss of $14,000, or a per share loss of $.00. The net loss for the quarter reflects, as an expense item, the addition of $5,300,000 ($.45 per share) to BRT’s allowance for possible loan losses. The net loss gives effect to gains of $3,818,000 ($.33 per share) on the sale of shares of Entertainment Properties Trust (EPR) in the current three month period and income of $1,036,000 from discontinued operations ($.09 per share), which is primarily due to a net gain on sale of real estate assets. For the comparable three month period in the prior fiscal year, BRT reported revenues of $10,994,000 and net income of $20,864,000, or $1.88 per share, which includes a gain on the sale of securities, primarily shares of EPR, of $15,298,000 ($1.38 per share).

For the six months ended March 31, 2008, BRT reported total revenues of $12,811,000 and net income of $3,216,000, or $.28 per share. For the six months ended March 31, 2008, BRT’s expenses include the additional $5,300,000 allowance for possible loan losses taken in the quarter ending March 31, 2008. Net income for the current six month period also includes gains of $3,818,000 ($.33 per share) from the sale of shares of EPR and income from discontinued operations of $1,446,000 ($.13 per share), which is due to a net gain on sale of real estate assets. For the six months ended March 31, 2007, BRT reported revenues of $23,739,000 and net income of $29,153,000, or $2.95 per share, which includes gains from the sale of securities, primarily EPR, of $15,298,000 ($1.55 per share), and income from discontinued operations of $358,000 ($.04 per share), which is due to a net gain on the sale of real estate assets.

Commenting on BRT’s operations and other important events in the current three and six month periods, Jeffrey Gould, President and CEO, noted as follows:

•
Total revenues for the three and six months ended March 31, 2008 declined by 52% and 46%, respectively, from total revenues in the comparable three and six month periods of the prior fiscal year. The decline in both periods was primarily due to a decrease in interest income resulting from (i) a significant increase in non-performing loans and (ii) a significant decline in the average balance of loans outstanding. Also contributing to the decline in total revenues was the decrease in fee income resulting from reduced loan originations.

•
The decrease in interest income in both current periods was due in large part to the increase in non-performing loans. Non-performing loans at March 31, 2008 totaled $72,698,000 (before allowance for possible losses), representing 38% of our loan portfolio, compared to $63,627,000 (before allowance for possible losses), representing 26% of our loan portfolio at September 30, 2007, our fiscal year end. Additions to non-earning loans during the quarter ended March 31, 2008 include four loans aggregating $36,517,000 in principal amount, secured by six multi-family garden properties located in Tennessee. BRT has been receiving the operating cash flow from these properties directly from a third party management company. On the condition that it continues to receive the operating cash flow and to allow a sale process with respect to these properties to proceed, BRT is forbearing, for a limited period of time, from foreclosure proceedings with respect to these properties. These six properties are subject to a contract of sale, which provides the buyer with a right to terminate during a due diligence period. If the transaction is consummated pursuant to the contract of sale, it is expected that the outstanding principal balance of these loans will be paid in full from the sale proceeds. Since the due diligence period under the contract of sale has not expired, there can be no assurance that this transaction will be consummated.

•
In the current quarter, a non-performing loan with a principal outstanding balance of $1,137,500 was returned to performing status and subsequent to the end of the quarter, it was paid in full. In addition, $2,260,000 of the principal outstanding balance of two non-earning loans was paid down, and two non-earning loans with an aggregate principal balance of $26,145,000 were reclassified as real estate owned, as title was conveyed to BRT in foreclosure proceedings or by deed in lieu of foreclosure.

•
The average balance of loans outstanding and fee income declined quarter versus quarter and six months versus six months due to the weakened real estate and credit markets, which caused a decrease in our loan originations. The weakened markets have severely limited investments in real estate by potential borrowers and, therefore, the demand for our bridge lending has been significantly curtailed.

•
BRT’s expenses in the quarter and six months ended March 31, 2008 reflect a $5,300,000 additional provision for loan loss allowances. In its quarterly review of its loan portfolio, management determined that due to reduced liquidity and a lack of sales activity for unimproved land and for existing condominium units in the areas of Florida in which these properties are located, it was necessary to increase the loan loss allowance applicable to a nine acre development site and to an existing multi-family condominium conversion property. With respect to a property located in Indiana, after consultation with the court appointed receiver, the receiver’s managing agent and prospective contractors, BRT concluded that the cost of renovating, repairing and stabilizing this garden apartment complex would be greater than initially contemplated and, therefore, an additional allowance for losses was needed with respect to this property.

•
At March 31, 2008, BRT’s real estate assets (book value) totaled $75,516,000, including $36,626,000 of real estate properties held for sale. With respect to these properties, BRT entered into a contract to sell a residential apartment complex for $27,300,000. The contract of sale provides the buyer with the right to terminate during a due diligence period, and accordingly there can be no assurance that the sale will be consummated. Subsequent to the end of the March 31, 2008 quarter, BRT sold a two acre undeveloped lot, adjacent to an income producing property it acquired by deed in lieu of foreclosure, for a consideration of $1,850,000.

•
In the quarter ending March 31, 2008, a $26,842,000 loan held by a joint venture in which BRT is a 25% participant became non-performing. The venture does not deem the property impaired and has not taken an allowance for loan losses with respect to this property.

•
The three and six months ending March 31, 2008 include in discontinued operations (i) the sale of an industrial building acquired in foreclosure in 2007 for a gain of $266,000, (ii) the sale of six condominium units at a condominium project acquired in foreclosure in December 2007 for a gain of $155,000, and (iii) the sale of one cooperative residential unit for a gain of $632,000.

Commenting on operations in the three and six months ended March 31, 2008, Mr. Gould stated, “it has been a very challenging time for us. We have made substantial progress in taking control of properties from borrowers who could not meet their obligations. We still have a number of foreclosure proceedings pending, which we expect to complete by fiscal year end.” He further commented that, “substantially all of our loan portfolio is secured by first liens and when a loan becomes non-earning, our task is to take control of the property as quickly as possible and to implement a strategy for maximizing the value of the property. We have previously been through down cycles in the real estate industry,” he noted, and “have both the experience and the capital to successfully manage the problems we are encountering in the current difficult market.”

BRT REALTY TRUST is a mortgage-oriented real estate investment Trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding the value of the collateral securing loans, potential property sales, and foreclosure activities. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or similar expressions or variations thereof. Forward looking statements, including, with respect to a non-performing loans, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Simeon Brinberg - (516) 466-3100

(08/brt/brtresultsofopermay08

BRT REALTY TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, except for Per Share Data)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2008	2007		2008		2007

Revenues	$5,303		$10,994		$12,811	$23,739

Expenses *	10,833		5,510		15,957	12,211

(Loss) Income before equity in earnings of unconsolidated joint ventures gain on disposition of real estate related to unconsolidated joint venture, gain on sale of available-for-sale
securities	(5,530)		5,484		(3,146)	11,528

Equity in earnings of unconsolidated joint ventures	701		99		1,152	181

Gain on disposition of real estate related to unconsolidated
joint estate venture	-		-		-	1,819

(Loss) Income before gain on sale of available-for-sale securities,
minority interest and discontinued operations	(4,829)		5,583		(1,994)	13,528

Gain on sale of available-for-sale securities	3,818		15,298		3,818	15,298
Minority interest	(39)		(17)		(54)	(31)

(Loss) Income from continuing operations	(1,050)		20,864		1,770	28,795

Discontinued operations
(Loss) Income from operations	(16)		-		-	6
Gain on sale of real estate assets	1,052		-		1,446	352

Income from discontinued operations	1,036		-		1,446	358

Net (loss) Income	$(14)		$20,864		$3,216	$29,153

(Loss) Income per share of beneficial interest:

(Loss) Income from continuing operations	$(.09)		$1.88		$.15	$2.91
Income from discontinued operations	.09		-		.13	.04
Basic and diluted (loss) earnings per share	$(.00)		$1.88		$.28	$2.95

Cash distributions per common share	$62	$	. 62	$	. 1.24	$1.20

Weighted average number of common shares outstanding:

Basic	11,733,741		11,051,977		11,550,843	9,853,295

Diluted	11,733,741		11,069,901		11,560,340	9,871,381

* Includes $5,300,000 allowance for possible losses in the three and six months ended March 31, 2008.